Exhibit 10.31

SEPARATION AND GENERAL RELEASE AGREEMENT
This Separation and General Release Agreement (“Agreement”) is made as of the 5th day of November, 2019, (the “Signature Date”) between comScore, Inc. (“Company”), a Delaware corporation, and Joseph Rostock (“Executive”).
WHEREAS, Company employed Executive as Chief Information and Technology Officer;
WHEREAS, Executive and Company are parties to that certain Change of Control and Severance Agreement effective as of September 7, 2018, (the “Severance Agreement”);
WHEREAS, Executive and Company have come to the mutual decision that it is in their respective best interests that Executive’s employment with Company be terminated, and Executive and Company desire to set forth the terms of Executive’s separation from the Company; and
WHEREAS, the Company wishes to have the opportunity to retain Executive for a period of time, as set forth below, for the purpose of transitioning his duties prior to his separation from employment.
THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned, intending to be legally bound, state and agree as provided below.
1.Separation. Executive and Company mutually agree that Executive has resigned from his position as Chief Information and Technology Officer as of November 5, 2019 (the “Resignation Date”). The Parties further agree that Executive shall remain employed with the Company through December 31, 2019 (the “Separation Date”) in order to provide transitional support. Effective as of the Resignation Date, Executive is also deemed to have resigned from all other elected, appointed or otherwise held positions within the Company or from any organization in which he represents the Company. Executive further agrees to execute promptly upon request by the Company any additional documents to effect the provisions of this Section l .
2.Payments, Benefits and Perquisites. Provided that Executive does not revoke and complies with (and continues to comply with) all terms of this Agreement, including but not limited to his obligations under Paragraphs 6, 7, 8 and 18 of this Agreement, and fulfills all obligations thereunder, Executive will be entitled to the following benefits set forth in parts

Exhibit 10.31

(a), (c), and (f) of this Paragraph 2. In addition, the Executive will receive or be eligible for the pay or benefits described in parts (b), (d) and (e) of this Paragraph 2. Subject to the provisions set forth in this Paragraph 2:

a.
The Company will continue to pay Executive his annual base salary of $375,000.00 less applicable taxes and withholdings as required by law (“Severance Payments”), in accordance with the Company’s current normal payroll cycle, beginning on the first pay period after the Separation Date and continuing for a period of 12 months, unless Executive has materially breached any provision of this Agreement.

b.
The Company will pay Executive for all accrued salary and all accrued and unused paid time off earned through the Separation Date, subject to standard payroll deductions and withholdings, on the Company’s ordinary payroll date next-following the Separation Date.

c.
The Company agrees that Executive will be eligible to receive an annual bonus in connection with the Short-Term Incentive Plan, if any such bonus is awarded, at the same rate and at the same time as is awarded to other similarly situated executives.

d.
Executive’s health insurance will terminate on the last day of the month in which the Separation Date occurs. If eligible, Executive may thereafter elect to continue Executive’s health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or state insurance laws, if applicable, at Executive’s own expense (or, if Executive enters into this Agreement, at the Company’s expense as provided in paragraph 2(g) below). Notice of Executive’s COBRA rights will be sent to Executive under separate cover. Executive’s rights to elect such coverage are not contingent upon his entering into this Agreement.

e.
Executive agrees that, within 10 days following the Separation Date, Executive will submit Executive’s final documented expense reimbursement statement reflecting all business expenses he incurred through the Separation Date, if any, for which Executive seeks reimbursement. The Company will reimburse Executive for these expenses pursuant to its regular business practice.

f.	If Executive elects continuation coverage pursuant to COBRA within the period prescribed pursuant to COBRA for Executive and Executive’s eligible

Exhibit 10.31

dependents, and for so long as Executive has not yet elected replacement coverage, then the Company will pay the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Executive’s termination) for a period of 12 months following the Separation Date. Executive agrees to notify Company when he has elected replacement coverage.

g.
Executive expressly understands and acknowledges that the Company agrees to provide the above-stated payments and benefits in parts (a), (c) and (f) of this Paragraph 2 in exchange for Executive’s compliance with the terms set out in this Agreement. Executive further acknowledges and agrees that he is not entitled to receive payment of any of the benefits set forth in parts (a), (c), or (f) of this Paragraph 2 absent execution of this Agreement. Executive understands and agrees that the Company shall not provide any of the consideration set forth in this Agreement (including without limitation the payments or additional benefits listed in this Paragraph 2) until after the Separation Date. If Executive materially fails to comply with any of his obligations under this Agreement during the term for payment described above, Executive understands and acknowledges that the Company may cease making any of the above described payments and benefits. Executive also acknowledges that if any payments are made to him under the terms of this Agreement, but are suspended as a result of a material breach by Executive of any provision of this Agreement, including but not limited to his continuing obligations under Paragraphs 6, 7, 8 and 18, then the payments made to Executive are satisfactory and adequate consideration for the covenants and releases made by Executive herein.

3.Other Compensation or Benefits. Executive acknowledges that, except as expressly provided in this Agreement, Executive is not entitled to and will not receive any additional compensation, severance, or benefits from the Company after the Separation Date other than vested compensation or benefits under the Company’s employee benefit plans in accordance with the respective terms thereof. Executive acknowledges that he is not entitled to any stock options, restricted stock, restricted stock units or other equity awards from the Company.
4.Compensation Clawback. Executive acknowledges and agrees that, in addition to any other rights the Company may have, if the Company is required to claw back any incentive or other compensation pursuant to the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated thereunder, or any other laws or regulations that may apply to Executive whether in effect now or in the future, the Company shall be entitled to cease any Severance Payments, and apply those Severance Payment amounts

Exhibit 10.31

toward any such claw back. Nothing in this Agreement shall prevent Executive from commencing an action to challenge a termination of his Severance Payments if he believes (i) the Company was not required to claw back his Severance Payments or (ii) the Company terminated the Severance Payments in breach of this Agreement. In addition, nothing in this Agreement shall prevent or waive Executive’s ability or right to contest or defend against any claim made against him for disgorgement, penalties, fines, forfeiture, or the return of any compensation or benefits of any kind in any government inquiry or proceeding or in any litigation brought against the Company or the Executive.
5.Return of Company Property. Executive agrees to return all Company Property that Executive has in his possession to the Company no later than ten (10) business days following the Separation Date. Executive further agrees not to retain any Company documents or any copies thereof except as provided below. “Company Property” shall include, but not be limited to: Company files; manuals; notes; drawings; records; business plans and forecasts; financial information; specifications; computer-recorded information; tangible property (including, but not limited to: computers; smart phones; cell phones; PDAs); credit cards; entry cards; identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Notwithstanding the foregoing, (a) Executive and his counsel may retain copies of documents relating to this Agreement, his employment relationship with the Company, and his benefits, compensation and equity interests; and (b) Executive’s counsel (and any experts engaged by such counsel) may retain any Company documents provided to such counsel by the Company, by the Executive or by counsel for any party for the purpose of assisting in their defense of Executive in any government inquiries or proceedings or in any litigation brought against the Company or Executive (the “permitted purposes”) and any copies thereof, provided that Executive’s counsel and experts use such Company documents only for the permitted purposes, maintain the confidentiality of such Company documents (including, if they must be filed in court, filing then-I under seal if possible), and return them to the Company when they are no longer needed for the permitted purposes (or, in the case of Company documents reflecting Executive’s attorneys’ work product or attorney-client communications between Executive and his attorneys, certifying their destruction when they are no longer legally required to be maintained), and provided further that Executive and his counsel return to the Company promptly upon request, and share with no other party without the Company’s express written consent, any Company documents containing the Company’s attorney-client privileged information or attorney work product of the Company’s counsel.
6.Proprietary Information and Noncompetition Obligations. Executive acknowledges his continuing obligations under the At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement executed by Executive (the

Exhibit 10.31

“Confidentiality Agreement”), a copy of which is attached hereto as Exhibit A, including but not limited to, Executive’s obligations related to confidentiality and noninterference with personnel relations. Notwithstanding anything herein or in Exhibit A to the contrary, Executive shall not be held liable under this Agreement, Exhibit A or any other agreement or any federal or state trade secret law for making any confidential disclosure of a Company trade secret or other confidential information to a government official or an attorney for purposes of reporting a suspected violation of law or regulation, or in a court filing under seal.
7.Reaffirmation of Release. On the Separation Date or within 21 days thereafter, Executive shall execute the Release Agreement that is attached as Exhibit C (the “Confirming Release”), and return his executed Confirming Release to the Company pursuant to the Notice provision set forth in Section 21 below, so that it is received by Company no later than 21 days after the Separation Date. Executive acknowledges and agrees that this provides sufficient time to consider the Confirming Release, and he has knowingly and voluntarily waived any longer period of time to consider the Confirming Release that was set forth in the Severance Agreement.
8.Cooperation. Executive is permitted to cooperate fully and truthfully with any government authority conducting an investigation into any potential violation of any law or regulation. Nothing in this Agreement is intended to or shall prohibit Executive from providing such cooperation. Executive also agrees to provide reasonable cooperation and assistance to the Company and/or its Board of Directors or any committees thereof in any formal or informal investigation into or litigation involving matters which Executive has relevant knowledge to the extent reasonably requested. Executive agrees and acknowledges that such assistance and cooperation may include, but not be limited to, providing all relevant information and documents reasonably available to Executive about matters on which he worked. Executive agrees to make himself reasonably available to the Company or its representatives at a mutually agreeable time for interviews and meetings regarding any matter relating to his employment or matters on which he worked while employed at the Company as may be reasonably requested. The Company shall reimburse Executive for the reasonable expenses he incurs in the course of cooperating with such Company requests.
9.Release of All Claims. Except as otherwise set forth in this Agreement, Executive hereby releases, acquits and discharges the Company and its affiliates, and their officers, directors, agents, servants, employees, attorneys, shareholders, successors and assigns (collectively, the “Released Parties”), of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities (except those indemnification rights excluded below) and obligations of every kind and nature, in law, equity or otherwise, known or unknown, suspected or unsuspected, disclosed and undisclosed, arising

Exhibit 10.31

out of or in any way related to any and all agreements, events, acts or conduct executed or occurring at any time prior to and including the date on which Executive executes this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with Executive’s employment with the Company or the termination of that employment; claims or demands related to salary, incentive payments, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation (including under the Severance Agreement); claims pursuant to federal, state or local law, statute or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended (the “ADEA”); the federal Americans with Disabilities Act of 1990, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of implied good faith and fair dealing.
EXECUTIVE HEREBY ACKNOWLEDGES AND AGREES THAT
THIS RELEASE IS A GENERAL RELEASE AND THAT BY
SIGNING THIS AGREEMENT, EXECUTIVE IS EXPRESSLY WAIVING ALL RIGHTS FOR ALL KNOWN AND UNKNOWN CLAIMS.

Nothing in this Agreement shall be construed to prohibit Executive from commencing, instituting, participating, providing truthful information, or otherwise assisting in any investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission or any other government agency; provided, however, that by signing this Agreement, Executive agrees to waive and release any right Executive may have to recover monetary relief or compensation from the Released Parties in connection with any such proceeding or investigation. For the avoidance of doubt, nothing herein prevents Executive from receiving any whistleblower or similar award. Further, this release shall not be deemed to affect a release of any claim that may not be released by law, including rights to unemployment or workers compensation, and rights to vested benefits governed by ERISA, nor shall it be deemed to affect a release of any right to enforce the terms of this Agreement or any rights Executive may have to indemnification under the Indemnification Agreement (attached hereto as Exhibit B), the Company’s By-Laws or applicable law.
Executive understands that this Agreement: (i) does not preclude him from challenging the validity of this Agreement, including the waiver and release provisions, under the ADEA; and (ii) does not waive any rights or claims which first arise after the Signature Date.

Exhibit 10.31

Executive represents and warrants that Executive has not previously filed or joined in any claim released herein.
10.Waiver and Release Acknowledgement. Executive acknowledges that Executive is knowingly and voluntarily making the above waiver and release. Executive also acknowledges that the consideration given for the waiver and the release in the preceding paragraphs hereof is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that:

a.	Executive has been and is advised to consult an attorney regarding this Agreement prior to executing it and that he has been given sufficient time to do so;

b.	Executive has received full and adequate consideration for this Agreement, including the waiver and release herein; and

c.
Executive fully understands and acknowledges the significance and consequences of this Agreement and represents by his signature that the terms of this Agreement are fully understood and voluntarily accepted by him. This Agreement has been individually negotiated by Executive and is not part of a group exit incentive or other group employment termination program.

11.Acknowledgment Regarding the Age Discrimination in Employment Act and, specifically, 29 U.S.C. 626(f). Executive understands that as part of this Agreement, he voluntarily and knowingly waives rights or claims under the ADEA, and acknowledges that the knowing and voluntary waiver of his claims is in accordance with the ADEA, and, specifically, 29 U.S.C. 6260.
12.Acceptance and Revocation. This Agreement was presented to Executive for review and consideration on November 5, 2019 (“Review Date”). Executive understands that he has had at least twenty-one (21) days from the Review Date within which to decide whether to sign this Agreement and return it to Company. Executive agrees and understands that any changes to this Agreement that may be negotiated between Executive and Company, whether material or immaterial, will not restart the time Executive has to consider and sign the Agreement.
Executive understands that he may sign and return the Agreement at any time before the expiration of the twenty-one (21) day period, Executive further understands that he has seven (7) days after signing this Agreement to revoke it in writing submitted to Carol DiBattiste, General Counsel & Chief Compliance, Privacy and People Officer, at

Exhibit 10.31

cdibattiste@comscore.com (“Revocation Period”). This Agreement shall not become effective until (I) Executive has signed the Agreement, and (2) the Revocation Period has expired without Company having received written notice of a revocation (“Effective Date”).
13.Enforcement. Except as otherwise provided herein, if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
14.Costs. The parties intend that each shall bear its own costs, if any, that may have been incurred relating to this Agreement.
15.No Admission of Liability. This Agreement is not an admission of liability by any party.
16.Notice. In the event that any notice is to be given to any party under this Agreement, it shall be given by certified mail, return receipt requested, and addressed to the party as follows:

To Company:	comScore, Inc. Attention: General Counsel 11950 Democracy Drive, Suite 600 Reston, VA 20190
To Executive:	Joseph Rostock ______________________ ______________________
17.Continuing Obligations. The parties agree that the terms of the Confidentiality Agreement, attached hereto as Exhibit A, and the Indemnification Agreement, attached hereto as Exhibit B, continue in full force and effect. For the avoidance of doubt, nothing herein alters: (i) Executive’s rights or obligations with respect to indemnification as set forth in the Company’s By-Laws or applicable law; or (ii) Executive’s obligations and the Company’s rights under the Confidentiality Agreement as stated above in Paragraph 6.
18.Section 409A. It is intended that all amounts or benefits provided under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and treasury regulations relating thereto, so as not to subject Executive to the payment of any interest and tax penalty which may be imposed under Section 409A of the Code, and this Agreement shall be interpreted, construed, and administered accordingly; provided, however, that the Company and the other Released Parties shall not be responsible

Exhibit 10.31

for any taxes, penalties, interest or other losses or expenses incurred by Executive due to any failure to comply with Section 409A of the Code. In furtherance thereof, the terms of this Agreement, to the extent necessary, may be modified to be exempt from and so comply with Section 409A of the Code. Each payment under this Agreement as a result of the separation of Executive’s service shall be considered a separate payment for purposes of Section 409A of the Code.
19.Miscellaneous. This Agreement, along with Exhibit A and Exhibit B, constitutes the full and entire understanding and agreement between the parties regarding the subjects hereof. For the avoidance of doubt, Executive acknowledges and agrees that the Company’s entry into this Agreement (and its willingness to make available the consideration set forth in Section 2(a), (c), and (f) above) has resulted in the full and final satisfaction of any and all rights that Executive ever could have pursuant to the Severance Agreement, and Executive shall not be entitled to any payments pursuant to the Severance Agreement, as: (i) neither the Company nor its affiliates shall be deemed to have any further obligations under the Severance Agreement; and (ii) Executive’s sole right to, and eligibility for, severance pay is set forth herein. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in writing signed by both Executive and a duly authorized officer of the Company. This Agreement shall bind the heirs, personal representatives, successors and assigns of both Executive and the Company, and inure to the benefit of both Executive and the Company, their heirs, successors and assigns. Executive represents and warrants that Executive has not previously assigned or transferred, or purported to assign or transfer, to any person or entity, any of the claims released herein and Executive agrees to indemnify and hold harmless the Released Parties from any claim, demand, debt, obligation, liability, cost, expense, right of action or cause of action based on, arising out of or in assignment. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable. This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia, without reference to its choice of law rules. This Agreement may be signed electronically and in counterparts.
The undersigned state that they have carefully read this Agreement, that they know and understand its terms, and they sign it freely.
Signatures on Following Page

Exhibit 10.31

November 5, 2019	COMPANY:

COMSCORE, INC.

Carol DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer

EXECUTIVE:

Joseph Rostock

Exhibit 10.31

EXHIBIT A

(At-Will Employment, Confidential Information, Invention Assignment and Arbitration
Agreement)

Exhibit 10.31

EXHIBIT B

(Indemnification Agreement)

Exhibit 10.31

EXHIBIT C
CONFIRMING RELEASE AGREEMENT

This Confirming Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in Section 7 of the Separation and General Release Agreement (the “Separation Agreement”), entered into by and between comScore, Inc., a Delaware corporation (the “Company”), and Joseph Rostock (“Executive”). Unless sooner revoked by Executive pursuant to the terms of Section 5 below, Executive’s acceptance of this Confirming Release becomes irrevocable and this Confirming Release becomes effective on the eighth day after Executive signs it. Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement. In signing below, Executive agrees as follows:
1. Release of Claims. (a) For good and valuable consideration, including the Company’s agreement to provide the consideration set forth in Section 2(a), (c), and (e) of the Separation Agreement (and any portion thereof), Executive hereby forever releases, discharges and acquits the Company, its present and former subsidiaries and other affiliates, and each of the foregoing entities’ respective past, present and future subsidiaries, affiliates, stockholders, members, partners, directors, officers, managers, employees, agents, attorneys, heirs, predecessors, successors and representatives in their personal and representative capacities, as well as all employee benefit plans maintained by the Company or any of its affiliates and all fiduciaries and administrators of any such plans, in their personal and representative capacities (collectively, the “Confirming Released Parties”), from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s employment with any Confirming Released Party, the termination of such employment, ownership of the Company and any other acts or omissions related to any matter on or prior to the time that Executive executes this Confirming Release, whether arising under federal or state laws or the laws of any other jurisdiction, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination or anti-retaliation law, including the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, and the Americans with Disabilities Act of 1990; (B) the Executive Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) any federal, state or local wage and hour law; (H) the Securities Act of 1933; (I) the Securities

Exhibit 10.31

Exchange Act of 1934; (J) the Investment Advisers Act of 1940; (K) the Investment Company Act of 1940; (L) the Private Securities Litigation Reform Act of 1995; (M) the Sarbanes-Oxley Act of 2002; (N) the Wall Street Reform and Consumer Protection Act of 2010; (O) any applicable state employment and securities laws; (P) any other local, state or federal law, regulation, ordinance or orders which may have afforded any legal or equitable causes of action of any nature; or (Q) any public policy, contract, tort, or common law claim or claim for defamation, emotional distress, fraud or misrepresentation of any kind; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Further Released Claim; (iii) any and all rights, benefits, or claims Executive may have under any employment contract (including the Severance Agreement), incentive or compensation plan or agreement or under any other benefit plan, program or practice; and (iv) any claim for compensation, damages or benefits of any kind not expressly set forth in the Separation Agreement (collectively, the “Further Released Claims”). This Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that any and all potential claims of this nature that Executive may have against any of the Confirming Released Parties, regardless of whether they actually exist, are expressly settled, compromised and waived.
THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES.
(b) In no event shall the Further Released Claims include (i) any claim that arises after Executive signs this Confirming Release, (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA or (iii) any claim to indemnification under the Indemnification Agreement that arises after Executive signs this Confirming Release. Further notwithstanding this release of liability, nothing in this Confirming Release prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Confirming Release) with any Governmental Agencies or participating in any investigation or proceeding conducted by any Governmental Agency or cooperating with such an agency or providing documents or other information to a Governmental Agency; however, Executive understands and agrees that, to the extent permitted by law, Executive is waiving any and all rights to recover any monetary or personal relief from a Confirming Released Party as a result of such Governmental Agency proceeding or subsequent legal actions. Further notwithstanding this release of liability, nothing in this Confirming Release limits Executive’s right to receive an award for information provided to a Governmental Agency.

Exhibit 10.31

2. Representations and Warranties Regarding Claims. Executive hereby represents and warrants that, as of the date on which he signs this Confirming Release, he has not filed any claims, complaints, charges, or lawsuits against any of the Confirming Released Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the date on which Executive signs this Confirming Release. Executive hereby further represents and warrants that he has not made any assignment, sale, delivery, transfer, or conveyance of any rights Executive has asserted or may have against any of the Confirming Released Parties with respect to any Further Released Claim.

3.
Satisfaction of Severance Obligations; Receipt of Leaves, Bonuses, and Other Compensation. Executive acknowledges and agrees that, with the exception of any base salary earned by him in the pay period that immediately preceded the Separation Date (if such base salary has not been paid as of the time that Executive executes this Confirming Release), any reasonable business expenses incurred by Executive in accordance with the Company’s applicable procedures and policies regarding reimbursable business expenses for which he has not been reimbursed prior to the Separation date, and any sums to which he may be entitled following the date that he signs this Confirming Release pursuant to Section 2(a), (c), and (e) of the Separation Agreement, he has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation, and other sums that he has been owed by each Confirming Released Party. Executive further acknowledges and agrees that he has received or has waived all leaves (paid and unpaid) that he has been entitled to receive from each Confirming Released Party.

4.Executive’s Acknowledgments. By executing and delivering this Confirming Release, Executive expressly acknowledges that:

(a) Executive has carefully read this Confirming Release and has had sufficient time (and at least 21 days) to consider it;
(b) Executive is receiving, pursuant to the Separation Agreement and his execution of this Confirming Release, consideration in addition to anything of value to which Executive is already entitled;
(c) Executive has been advised, and hereby is advised in writing, to discuss this Confirming Release with an attorney of Executive’s choice and Executive has had an adequate opportunity to do so prior to executing this Confirming Release;
(d) Executive fully understands the final and binding effect of this Confirming Release; the only promises made to Executive to sign this Confirming Release are those contained

Exhibit 10.31

herein and in the Separation Agreement; and Executive is signing this Confirming Release knowingly, voluntarily and of Executive’s own free will, and Executive understands and agrees to each of the terms of this Confirming Release; and
(e) The only matters relied upon by Executive and causing Executive to sign this Confirming Release are the provisions set forth in writing within the four corners of this Confirming Release and the Separation Agreement (and, to the extent referenced therein, the NDA).
5. Revocation Right. Notwithstanding the initial effectiveness of this Confirming Release, Executive may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the seven-day period beginning on the date Executive executes this Confirming Release (such seven day period being referred to herein as the “Confirming Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be received by the Company, care of Carol DiBattiste at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 (e-mail: cdibattiste@comscore.com) so that it is received by Carol DiBattiste before 11:59 p.m. EST, on the last day of the Confirming Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, then no consideration shall be provided to Executive pursuant to Section 2(a), (c), and (e) of the Separation Agreement, and the release of claims set forth in Section 1 of this Confirming Release shall be of no force or effect, and all remaining provisions of the Separation Agreement and this Confirming Release shall remain in full force and effect.

6.
Return of Property. Executive represents and warrants that Executive has returned to the Company all property belonging to the Company or any other Released Party, including all documents, computer files and other electronically stored information, client materials and other materials provided to Executive by the Company or any other Released Party in the course of his employment, and Executive further represents and warrants that Executive has not maintained a copy of any such materials in any form.

EXECUTIVE HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS HIS AGREEMENT, AND SIGNS IT AS HIS OWN FREE ACT.
_______________________________________
Joseph Rostock

____________________________
Date